Exhibit (4.24)

EXECUTION COPY

US SECURITY AGREEMENT

Dated January 20, 2012

From

The Grantors referred to herein

as Grantors

to

Citicorp North America, Inc.

as Agent

T A B L E  O F  C O N T E N T S

Section Page

Section 1. Grant of Security 2

Section 2. Security for Obligations 6

Section 3. Grantors Remain Liable 6

Section 4. Delivery and Control of Security Collateral 6

Section 5. Maintaining the Account Collateral 8

Section 6. Representations and Warranties 8

Section 7. Further Assurances 12

Section 8. As to Equipment and Inventory 13

Section 9. Insurance 13

Section 10. Post-Closing Changes; Collections on Assigned Agreements and Receivables 14

Section 11. As to Intellectual Property Collateral 15

Section 12. Voting Rights; Dividends; Etc. 17

Section 13. As to the Assigned Agreements 18

Section 14. As to Letter-of-Credit Rights and Commercial Tort Claims 18

Section 15. Transfers and Other Liens; Additional Shares 19

Section 16. Agent Appointed Attorney in Fact 19

Section 17. Agent May Perform 20

Section 18. The Agent’s Duties 20

Section 19. Remedies 21

Section 20. Indemnity and Expenses 22

Section 21. Amendments; Waivers; Additional Grantors; Etc. 23

Section 22. Confidentiality; Notices; References. 23

Section 23. Continuing Security Interest; Assignments Under the Credit Agreement 23

Section 24. Release; Termination 23

Section 25. Execution in Counterparts 24

(NY) 08050/127/SECURITY/dip.us.sa.doc

                            Section 26. Governing Law                                                                                                                                24
Section 27. Jurisdiction; Waiver of Jury Trial 24

Section 28. Intercreditor Agreement Controlling 25

Section 29. Marshalling 25

Section 30. Inconsistency 25

Schedules

Schedule I                         -         Investment Property
Schedule II                        -         Deposit Accounts
Schedule III                       -         Receivables and Agreement Collateral
Schedule IV                       -         Intellectual Property
Schedule V                         -         Location, Chief Executive Office, Type of Organization, Jurisdiction of
                                                         Organization and Organizational Identification Number
Schedule VI                       -         Changes in Name, Location, Etc.
Schedule VII                      -         Letters of Credit
Schedule VIII                     -         Equipment Locations
Schedule IX                       -         Inventory Locations
Schedule X                         -        Commercial Tort Claims

Exhibits

Exhibit A                              -         Form of Intellectual Property Security Agreement

Exhibit B                               -        Form of Intellectual Property Security Agreement Supplement

Exhibit C                               -        Form of Security Agreement Supplement

US SECURITY AGREEMENT

US SECURITY AGREEMENT dated January 20, 2012 (this "Agreement"), made by Eastman Kodak Company, a New Jersey corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement, defined herein) (the “Company”), and the Subsidiaries of the Company listed on the signature pages hereof, each of which is a debtor and debtor-in-possession, or which at any time execute and deliver a Security Agreement Supplement in substantially the form attached hereto as Exhibit C (the Company and such Subsidiaries, collectively, the “Grantors”), to Citicorp North America, Inc., as Agent (in such capacity, together with any successor Agent appointed pursuant to Article VIII of the Credit Agreement, the “Agent”) for the Secured Parties (as hereinafter defined).

PRELIMINARY STATEMENTS.

(1) Reference is made to the Debtor-in-Possession Credit Agreement, dated as of January 20, 2012, among the Company, Kodak Canada, Inc., the Subsidiaries of the Company party thereto, the Agent and Lenders from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

(2) Each Grantor is the owner of the shares of stock or other equity interests in its Subsidiaries set forth on Part I of Schedule I hereto and issued by the Persons named therein (such shares of stock or other equity interests, the “Initial Pledged Equity”).  Each Grantor is the holder of the indebtedness owed to such Grantor (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(3) Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Deposit Accounts”).

(4) The Company is the owner of an L/C Cash Deposit Account (as defined in the Credit Agreement) created in accordance with the Credit Agreement and subject to the security interest granted under this Agreement on terms and conditions acceptable to the Agent.

(5) It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement that the Grantors shall supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and Lien granted thereunder, by more fully setting forth in this Agreement their respective rights in connection with such security interest, pledge and Lien.  Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.

(6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the

(7) State of New York; provided that, if perfection or the effect of perfection or non perfection or the priority of the security interest in any Collateral is governed (or would be governed, absent the Orders) by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and issue Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security

In addition to the security interest set forth in the Interim Order (and, when applicable, the Final Order), each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”) (provided, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 1 hereof attach to: (A) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement, (B) any lease, license, contract, or agreement or other property right (including any United States of America intent-to-use trademark or service mark application), to which any Grantor is a party or of any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in:  (x) the abandonment, invalidation, unenforceability or other impairment of any right, title or interest of any Grantor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement or other property right pursuant to any provision thereof, in the case of each of clause (x) and (y) to the extent the applicable provision is not rendered ineffective by applicable law or the Orders, (C) any of the outstanding capital stock of a CFC in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote, (D) any real property or fixture, or (E) if and to the extent invoked pursuant to the Orders, proceeds in an amount equal to the Carve-Out):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all fixtures), and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) (i) all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims, whether or not now or hereafter described on Schedule X hereto;

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other equity interests from time to time acquired by such Grantor in any manner of (X) the issuers of the Initial Pledged Equity and (Y) each other Subsidiary of such Grantor, provided that (1) the stock of any Subsidiary held by a CFC or held by a Subsidiary of a CFC shall not be required to be pledged and (2) not more than 65% of the voting equity in any CFC shall be subject to the pledge hereunder (such shares and other equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) all security entitlements or commodity contracts carried in a securities account or commodity account, all security entitlements with respect to all financial assets from time to time credited to the L/C Cash Deposit Account and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and

(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts, but excluding any equity interest excluded from the Pledged Equity) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);

(e) each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Deposit Accounts, the L/C Cash Deposit Account and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts or the L/C Cash Deposit Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”); all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(iv) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(v) all agreements, licenses and covenants providing for the granting of any right in or to any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(vi) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) all documents, all money and all letter-of-credit rights; and

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

Section 2. Security for Obligations

In addition to the security for the payment of the Secured Obligations to the Secured Parties provided by the Interim Order (and, when applicable, the Final Order), this Agreement secures, in the case of each Grantor, the payment of all obligations of such Grantor and the Subsidiaries of the Company now or hereafter existing under (a) the Loan Documents and (b) to the extent constituting US Obligations, the US Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest accruing during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings), fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (including monetary obligations incurred during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings) (all such obligations being the “Secured Obligations”) owing to the US Secured Parties and the Canadian Secured Parties (collectively, the “Secured Parties”).  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party under the Loan Documents or Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Company.

Section 3. Grantors Remain Liable

Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral

(a)  All certificates or instruments representing or evidencing Pledged Equity or Pledged Debt shall be promptly delivered (provided, that in the case of any such certificates or instruments owned by the Grantors as of the Effective Date, such certificates or instruments shall be delivered within 30 days following the Closing Date (except as otherwise specified on Schedule 5.01(m) of the Credit Agreement) or in each case prior to such later date as the Agent shall agree in its discretion) following the date of this Agreement, without further order from the Bankruptcy Court, to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent except to the extent that such transfer or assignment is (x) prohibited by applicable law, including the

Bankruptcy Code or any Order of the Bankruptcy Court entered in connection with the Cases or (y) subject to certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the Effective Date and governmental approvals or consents to pledge or transfer with respect to the issuers of non-US Pledged Equity which have not yet been obtained as to which Grantor shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further notice from the Bankruptcy Court, use commercially reasonable efforts to complete as soon as practicable after the date hereof.

(b) With respect to any Security Collateral representing interests in Subsidiaries in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Agent that, upon notice from the Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Agent.  Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of other Security Collateral as provided in Section 4(e) below.

(c) With respect to any securities or commodity account, any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, upon the request of the Agent upon the occurrence and during the continuance of an Event of Default the relevant Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, use its commercially reasonable efforts to cause the securities intermediary with respect to such security or commodity account or security entitlement to identify in its records the Agent as the entitlement holder thereof.

(d) Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, cause the Security Collateral to be registered in the name of the Agent or such of its nominees as the Agent shall direct, subject only to the revocable rights specified in Section 12(a).  In addition, the Agent shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account or the L/C Cash Deposit Account to Security Collateral consisting of financial assets held directly by the Agent, and to convert Security Collateral consisting of financial assets held directly by the Agent to Security Collateral consisting of financial assets credited to any securities or commodity account or the L/C Cash Deposit Account.

(e) Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5. Maintaining the Account Collateral

So long as any Loan or any other payment obligation of any Loan Party of which the Company has notice under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment:

(a) Each Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, enter into an agreement with the financial institution holding the Pledged Account pursuant to which such financial institution shall agree with such Grantor and the Agent to, upon notice from the Agent upon the occurrence and during the continuance of an Event of Default, comply with instructions originated by the Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Agent (a “Deposit Account Control Agreement”), and, upon the occurrence and during the continuance of an Event of Default, instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to such a Deposit Account or the L/C Cash Deposit Account.

(b) The Agent may, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Deposit Accounts or the L/C Cash Deposit Account to satisfy the Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.  As soon as reasonably practicable after any such transfer, the Agent agrees to give written notice thereof to the applicable Grantor.

Section 6. Representations and Warranties

Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number as of the date hereof is set forth in Schedule V hereto.  Within the twelve months preceding the date hereof, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, by the Interim Order (and, when applicable, the Final Order) or Liens permitted under the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Agent relating to the Loan Documents or are otherwise permitted under the Credit Agreement.

(c) All Equipment of such Grantor having a value in excess of $5,000,000 and Inventory of such Grantor having a value in excess of $5,000,000 as of the date hereof is located at the places specified therefor in Schedule VIII  and Schedule IX hereto, respectively.  Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.

(d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $5,000,000 that has not been delivered to the Agent.  All such Receivables or Agreement Collateral valued in excess of $5,000,000 is listed on Schedule III attached hereto.

(e) All Security Collateral consisting of certificated securities and instruments with an aggregate fair market value in excess of $5,000,000 for all such Security Collateral of the Grantors has been delivered to the Agent in accordance with the time periods set forth in Section 4(a).

(f) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(g) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable.  The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory note, such promissory notes have been delivered to the Agent in accordance with the time periods set forth in Section 4(a), and is not in default.

(h) The Initial Pledged Equity pledged by such Grantor constitutes, as of the date hereof, all of the issued and outstanding equity interests of the issuers thereof (or, in the case of any issuer that is a CFC, 100% of the non-voting equity interests (if any) of such issuer and 65% of the voting equity interests of such issuer) indicated on Part I of Schedule I hereto.  The Initial Pledged Debt constitutes all of the outstanding Debt for Borrowed Money owed to such Grantor by the issuers thereof.

(i) Such Grantor has no Investment Property with a market value in excess of $5,000,000 as of the date hereof, other than the Investment Property listed on Part III of Schedule I hereto.

(j) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor’s knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.

   (k)  Such Grantor has no material deposit accounts subject to the grant or security in Section 1 of this Agreement as of the date hereof, other than the Deposit Accounts listed on Schedule II hereto.

(l) Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $5,000,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.

(m) Upon and subject to the entry of the Interim Order, the security interest created hereunder constitutes a legal, valid and perfected security interest in all Collateral to the extent set forth in the Interim Order (and, when applicable, the Final Order); provided, however, that the Agent will receive a security interest, but not a first priority security interest, in (1) Collateral subject to Liens permitted by the terms of the Credit Agreement which Liens are in existence at the date of the Interim Order or such later date which the applicable Grantor acquired rights in such Collateral and (2) other Collateral to the extent consented to by the Agent and approved by the Required Lenders (collectively, the “Specified Collateral”).

(n) Upon entry of the Interim Order (and, when applicable, the Final Order), no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest in Collateral other than the Specified Collateral), except for the governmental filings required to be made or approvals obtained prior to the creation of a security interest in any Security Collateral issued by a non-US Person and any filings or approvals required prior to realizing on any such Pledged Equity or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(o) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.

(p) As to itself and its Intellectual Property Collateral:

(i) Except as set forth on Schedule IV hereto, to the knowledge of the Company, neither the operation of such Grantor’s business nor the use of the Intellectual Property Collateral by Grantor in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any third party, except, in each case, as are not reasonably expected to have a Material Adverse Effect.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks and Copyrights contained in the Intellectual Property Collateral, except as set forth in Schedule IV hereto with respect to co-ownership of certain Patents, and except for such failures to have exclusive ownership that are not reasonably expected to have a Material Adverse Effect.

(iii) The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein.

(iv) The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, are valid and enforceable, except to the extent Grantor has ceased use of any such registered Trademarks, and except, in each case, as are not reasonably expected to have a Material Adverse Effect.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its reasonable business discretion, to maintain in full force and effect and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor that is registered or the subject of an application for registration.

(vi) Except as set forth on Schedule IV hereto, no claim has been asserted and is pending or to the knowledge of such Grantor, threatened, by any Person challenging the use of any Intellectual Property Collateral by a Grantor or the validity or enforceability of any such Intellectual Property Collateral, nor does the Company know of any valid basis for any such claim, except, in either case, for such claims that individually or in the aggregate are not reasonably expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property Collateral.

(vii) Except as set forth on Schedule IV hereto, with respect to each material IP Agreement: (A) to the knowledge of the Company, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Agreement; (D) within the six months immediately preceding the date of this Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and, to the knowledge of such Grantor, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(viii) Such Grantor has used commercially reasonable efforts to maintain the confidentiality of the Trade Secrets of such Grantor and to protect such Trade Secrets from unauthorized use, disclosure, or appropriation and no such Trade Secrets have been disclosed by such Grantor other than to employees, representatives, agents, consultants and contractors of such Grantor or other Persons, all of whom are bound by written confidentiality agreements.

Section 7. Further Assurances

(a)  Each Grantor agrees that from time to time, in accordance with the terms of this Agreement to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order), at the expense of such Grantor and at the reasonable request of the Agent and without further order from the Bankruptcy Court, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Agent and to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order), without further order from the Bankruptcy Court, promptly with respect to the Collateral of such Grantor:  (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables each Assigned Agreement and, at the request of the Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Agent, take all action to ensure that the Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (v) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in the United States other than assets now or hereafter constituting Principal Properties or the equity of Restricted Subsidiaries, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.

Section 8. As to Equipment and Inventory

(a)  Each Grantor will keep its Equipment having a value in excess of $5,000,000 and Inventory having a value in excess of $5,000,000 (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days’ prior written notice to the Agent (or such lesser time as may be agreed by the Agent), at such other places designated by such Grantor in such notice.

(b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement.  In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.

Section 9. Insurance

(a)  Each Grantor will, at its own expense, maintain or cause to be maintained, insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be customary for similar businesses of the size and scope of the Company on a consolidated basis, provided however that the Grantor may self insure to the extent consistent with prudent business practice.  Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses, except for losses of less than $12,500,0001 per occurrence, to be paid, in accordance with the Lender loss payee provisions which were requested pursuant to clause (iv) below, directly to the Agent.  So long as no Event of Default shall have occurred and be continuing, all property damage insurance payments received by the Agent in connection with any loss, damage or destruction of Inventory will be released by the Agent to the applicable Grantor.  Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, (iii) provide that at least 10 days’

1 Company to confirm coverage amounts.

prior written notice of cancellation or of lapse shall be given to the Agent by the insurer and (iv) contain such other customary lender loss payee provisions as the Agent shall reasonably request.  Each Grantor will, if so requested by the Agent and to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, without further order from the Bankruptcy Court, deliver to the Agent certificates of insurance evidencing such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance.  Further, each Grantor will, at the request of the Agent and to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, without further order from the Bankruptcy Court, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 1(i) and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred damages covered by such insurance.  In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor, to the extent determined to be in the business interest of such Grantor, will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder, by the Credit Agreement or the Interim Order (and when applicable, the Final Order), to pay or as reimbursement for the costs of such repairs or replacements or, if such Grantor determines not to repair or replace such Equipment or Inventory, treat the loss or damage as a disposition under Section 5.02(e)(v) of the Credit Agreement.

(c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor.  Upon the occurrence and during the continuance of any Event of Default, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor for the repair, replacement or restoration thereof, (ii) be held as additional Collateral hereunder or applied as specified in Section 19(b) or (iii) be released to the Agent Sweep Account and applied as provided in Section 2.18(h) of the Credit Agreement.

Section 10. Post-Closing Changes; Collections on Assigned Agreements and Receivables

(a)  No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V of this Agreement without first giving at least 15 Business Days prior written notice to the Agent, or such lesser period of time as agreed by the Agent, and taking all action reasonably required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents to the extent provided in Section 5.01(e) of the Credit Agreement.  If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Agent of such organizational identification number.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables.  In connection with such collections, such Grantor may take (and, at the Agent’s direction, will take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and Receivables; provided, however, that the Agent shall have the right at any time, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables, including, without limitation, those set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be deposited in the Agent Sweep Account in the United States and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b) of this Agreement or as provided in Section 2.18(h) of the Credit Agreement, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

Section 11. As to Intellectual Property Collateral

(a)  With respect to each item of its Intellectual Property Collateral material to the business of the Company and its Subsidiaries, each Grantor agrees to take, at its expense, all commercially reasonable steps as determined in Grantor’s reasonable discretion, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor's reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings initiated by third parties, in each case except where the failure to so file, register, maintain or participate is not reasonably likely to have a Material Adverse Effect.  No Grantor shall, without the written consent of the Agent, which shall not be unreasonably withheld or delayed, discontinue use of or otherwise abandon any such material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have reasonably determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer reasonably necessary or desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(b) Until the termination of the Credit Agreement, each Grantor agrees to provide, annually to the Agent an updated Schedule of its Patents, Trademarks and registered Copyrights.

(c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed, misappropriated or otherwise violated by a third party in any material respect, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement, misappropriation or other violation and for an injunction against such infringement, misappropriation or other violation.

(d) Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including, without limitation, taking all reasonable steps which it deems appropriate under the circumstances to maintain substantially the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking all reasonable steps which it deems appropriate under the circumstances to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(f) Each entity which executes a Security Agreement Supplement as Grantor shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”) identifying the Intellectual Property Collateral pledged by such Grantor, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

Section 12. Voting Rights; Dividends; Etc.

(a)  So long as no Default under Section 6.01(a) or (e) of the Credit Agreement shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, be promptly delivered to the Agent to hold as Security Collateral and shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (e) of the Credit Agreement:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 13. As to the Assigned Agreements

(a)  Each Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgment, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Agent; and

(ii) furnish to the Agent promptly upon receipt thereof copies of all notices of defaults in excess of $25,000,000 received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Agent may reasonably request and (B) upon request of the Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(c) Each Grantor agrees, upon the reasonable request of Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Deposit Account.

(d) All moneys received or collected pursuant to subsection (c) above shall be (i) released to the applicable Grantor on the terms set forth in Section 5 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b).

Section 14. As to Letter-of-Credit Rights and Commercial Tort Claims

(a)  Except as otherwise permitted by the Credit Agreement, this Agreement and the Interim Order (and when applicable, the Final Order), each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Agent, hereby assigns to the Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Upon request of the Agent, each Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $5,000,000 and each nominated person (as defined in Section 5-102 of the UCC) (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Agent and deliver written evidence of such consent to the Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, to the extent permitted by and in accordance with the Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, promptly upon request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.

(c) In the event that any Grantor hereafter acquires or has any commercial tort claim that has been filed with any court in excess of $20,000,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule X hereto, identifying such new commercial tort claim; provided, however, that, with respect to any commercial tort claim in respect of Intellectual Property Collateral, the obligation set forth in this Section 14(c) shall only be applicable with respect to any such commercial tort claims to the extent relating to Intellectual Property Collateral with respect to which the applicable Grantors have executed or otherwise authenticated (or have an obligation pursuant to Section 11(e) to execute or otherwise authenticate) an Intellectual Property Security Agreement.

Section 15. Transfers and Other Liens; Additional Shares

(a)  Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

(b) Subject to the terms of the Credit Agreement and this Agreement, each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its Affiliates, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities as required by Section 5.01(i) of the Credit Agreement from time to time acquired by such Grantor in any manner.

Section 16. Agent Appointed Attorney in Fact

Each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Agent’s discretion, to take any action and to execute any instrument, to the extent permitted by and in accordance with the

Interim Order (and when applicable, the Final Order) and without further order from the Bankruptcy Court, that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

Section 17. Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 20.

Section 18. The Agent’s Duties

(a)  The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more of its Affiliates (or, with the consent of the Company, any other Persons) subagents (each a “Subagent”) for the Agent hereunder with respect to all or any part of the Collateral.  In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such

Collateral, and (iii) the term “Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.

Section 19. Remedies

Subject to the Orders, if any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) subject to applicable law (including the Bankruptcy Code or any Order of the Bankruptcy Court entered in connection with the Cases), without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; (iii) occupy, consistent with Section 5.01(e) of the Credit Agreement, on a non-exclusive basis any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, including the Bankruptcy Code or any Order entered in connection with the Cases, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 6.04 of the Credit Agreement.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

(d) Subject to the provisions of Section 9.06 of the Credit Agreement, the Agent may, without notice to any Grantor except as required by law (including the Bankruptcy Code or any Order of the Bankruptcy Court entered in connection with the Cases) and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee, to the extent practicable, tangible embodiments of such Grantor’s know-how and expertise, and documents relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(f)           In each case under this Agreement in which the Agent takes any action with respect to the Collateral, including proceeds, the Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Company as a basis for the preparation of the company's financial statements in accordance with GAAP.

With respect to the foregoing, the Agent shall provide the Company (with a copy to counsel for the Official Creditors’ Committee in the Cases and to the United States Trustee for the Southern District of New York) with seven (7) days’ written notice prior to taking the actions contemplated by this Section 19; provided, that the Agent may take the actions contemplated by this Section 19 without further order from the Bankruptcy Court.

Section 20. Indemnity and Expenses

(a)  Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 21. Amendments; Waivers; Additional Grantors; Etc.

(a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 22. Confidentiality; Notices; References.

(a)  The confidentiality provisions of Section 9.09 of the Credit Agreement shall apply to all information received by the Agent or any Lender under this Agreement.

(b)           All notices and other communications provided for hereunder shall be delivered as provided in Section 9.02 of the Credit Agreement.

(c)           The definitions of certain terms used in this Agreement are set forth in the following locations:

Account Collateral	Section 1(f)
Agreement	Preamble
Agreement Collateral	Section 1(e)
Assigned Agreements	Section 1(e)
Company	Preamble
Collateral	Section 1
Copyrights	Section 1 (g)(iii)
Credit Agreement	Recitals (1)
Deposit Account Control Agreement	Section 5(a)
Deposit Accounts	Recitals (3)
Equipment	Section 1(a)
Grantor, Grantors	Preamble
Initial Pledged Debt	Recitals (2)
Initial Pledged Equity	Recitals (2)
Intellectual Property Collateral	Section 1(g)
Inventory	Section 1(b)
IP Agreements	Section 1(g)(v)
Obligor	Section 5(a)
Patents	Section 1(g)(i)
Pledged Debt	Section 1(d)(iv)
Pledged Equity	Section 1(d)(iii)
Receivables	Section 1(c)
Related Contracts	Section 1(c)
Secured Obligations	Section 2
Secured Parties	Section 2
Security Collateral	Section 1(d)
Specified Collateral	Section 6(m)
Trademarks	Section 1(g)(ii)
Trade Secrets	Section 1(g)(iii)
UCC	Recitals (6)

Section 23. Continuing Security Interest; Assignments Under the Credit Agreement

This Agreement shall create a continuing security interest in the Collateral and shall (a) except as otherwise provided in Section 9.16 of the Credit Agreement, remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, or otherwise as set forth in any order of the Bankruptcy Court, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns.  Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 9.08 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

Section 24. Release; Termination

(a)   Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents or as otherwise directed or required by any order of the Bankruptcy Court, the security interests granted under this Agreement by such Grantor in such Collateral shall immediately terminate and automatically be released and Agent will promptly deliver at the

Grantor’s request to such Grantor all certificates representing any Pledged Equity released and all notes and other instruments representing any Pledged Debt, Receivables or other Collateral, and Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that no such documents shall be required unless such Grantor shall have delivered to the Agent, at least five Business Days prior to the date such documents are required by Grantor, or such lesser period of time agreed by the Agent, a written request for release describing the item of Collateral and the consideration to be received in the sale, transfer or other disposition and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents.

(b) The pledge and security interest granted hereby will be terminated as set forth in Section 9.16(b) of the Credit Agreement and upon such termination all rights to the Collateral shall revert to the applicable Grantor and the Agent will promptly deliver to the applicable Grantors all certificates representing any Pledged Equity or Pledged Debt, Receivables or other Collateral.

Section 25. Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.

Section 26. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and (to the extent applicable) the Bankruptcy Code.

Section 27. Jurisdiction; Waiver of Jury Trial

(a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from jurisdiction), to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court or any such New York State court, as applicable, or, to the extent permitted by law, in such federal court.  Each Grantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02 of the Credit Agreement.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court or any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Agent or any Secured Party in the negotiation, administration, performance or enforcement thereof.

Section 28. Intercreditor Agreement Controlling

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions for the Intercreditor Agreement.  In the event of any inconsistency between the terms or conditions of this Agreement and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.

Section 29. Marshalling

Neither the Agent nor the Secured Parties shall be required to marshal any present or future collateral security (including but not limited to the Collateral for, or other assurance of payment of, the Secured Obligations or any of them) or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.

Section 30. Inconsistency

In the event of any inconsistency or conflict between the provisions of this Agreement and the Interim Order (and, when applicable, the Final Order), the provisions of the Interim Order (and, when applicable, the Final Order) shall govern.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY
EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER-PACIFIC MEDIA CORPORATION
PAKON, INC.
QUALEX INC.

By_/s/ William G. Love_______________
Name: William G. Love
Title: Treasurer

CREO MANUFACTURING AMERICA LLC
KODAK AVIATION LEASING LLC

By_/s/ William G. Love_______________
Name: William G. Love
Title: Manager

KODAK PHILIPPINES, LTD.
NPEC INC.

By_/s/ William G. Love_______________
Name: William G. Love
Title: Assistant Treasurer

CITICORP NORTH AMERICA, INC.

as Agent

By_/s/ Shane V. Azzara_______________

Name: Shane V. Azzara

Title: Director

SCHEDULE I
INVESTMENT PROPERTY

PART I
INITIAL PLEDGED EQUITY

Issuer	Jurisdiction of Organization of Issuer	Holder	# of Shares Owned	Total Shares Outstanding	Ownership Percentage	Percentage of Outstanding Stock Pledged	Certificate Number(s) and Number of Shares
Creo Manufacturing America LLC	Wyoming	Eastman Kodak Company	N/A	N/A	100%	100%	Uncertificated
Eastman Kodak Holdings B.V.	The Netherlands	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Eastman Kodak International Capital Company, Inc.	Delaware	Eastman Kodak Company	8,200	8,200	100%	65%	No. 5- 5,330 shares
Far East Development Ltd.	Delaware	Eastman Kodak Company	10	10	100%	100%	No. 1- 10 shares
FPC Inc.	California	Laser-Pacific Media Corporation	80	80	100%	100%	No. 2- 80 shares
Kodak (Australasia) Pty. Ltd.*	Australia	Eastman Kodak Company	65,000,000	66,901,626	97.1576%	65%	No. 1- 43,486,057 shares
Kodak (Malaysia) Sdn. Bhd.*	Malaysia	Eastman Kodak Company	8,509,341	8,509,343	99.98%	65%	No. 20- 5,531,072
Kodak (Near East), Inc.	New York	Eastman Kodak Company	5,000	5,000	100%	100%	No. 4- 5,000 shares
Kodak (Singapore) Pte. Limited*	Singapore	Eastman Kodak Company	90,000	90,000	100%	65%	No. 12- 58,500 shares
Kodak*	France	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Americas, Ltd.	New York	Eastman Kodak Company	34,500	34,500	100%	100%	No. 6- 34,500 shares
Kodak Argentina S.A.I.C.*	Argentina	Eastman Kodak Company	527,668	989,437	53.33%	53.33%	No. 1- 527,668
Kodak Aviation Leasing LLC	Delaware	Eastman Kodak Company	N/A	N/A	100%	100%	Uncertificated
Kodak Chilena S.A.F.*	Chile	Eastman Kodak Company	128,847,183	129,246,565	99.69%	65%	No. 10- 84,010,268 shares
Kodak Cinelabs Romania SRL*	Romania	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak G.m.b.H.*	Austria	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Graphic Communications Canada Company*	Canada	Eastman Kodak Company	7,655,813	7,655,813	100%	65%	No. 2- 4,976,278 shares
Kodak Holding GmbH	Germany	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Imaging Network B.V.*	Netherlands	Kodak Imaging Network, Inc.	N/A	N/A	100%	65%	Uncertificated
Kodak Imaging Network, Inc.	Delaware	Eastman Kodak Company	100	100	100%	100%	No. 5- 100 shares
Kodak Kft.*	Hungary	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Korea Ltd.*	Korea (South)	Eastman Kodak Company	964,000	964,000	100%	65%	No. 1- 626,600 shares
Kodak Limited	United Kingdom	Eastman Kodak Company	130,000,000	130,000,000	100%	65%	No. 93- 19,500,000 shares No. 89- 65,000,000 shares
Kodak New Zealand Limited*	New Zealand	Eastman Kodak Company	1,000,000	1,000,000	100%	65%	No. 11- 650,000 shares
Kodak Nordic AB*	Sweden	Eastman Kodak Company	270,000	270,000	100%	65%	No. 94,501 – 270,000- 175,500 shares
Kodak OOO*	Russia	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Oy*	Finland	Eastman Kodak Company	534,000	534,000	100%	65%	No. 2- 347,100 shares
Kodak Philippines, Ltd.	New York	Eastman Kodak Company	6,000	6,000	100%	100%	No. 3- 1,000 shares No. 4- 1,500 shares No. 5- 2,000 shares No. 6- 1,500 shares
Kodak Polska Sp.zo.o*	Poland	Eastman Kodak Company	N/A	N/A	100%	65%	Uncertificated
Kodak Portuguesa Limited	New York	Eastman Kodak Company	1,000	1,000	100%	100%	No. 1- 1,000 shares
Kodak Polychrome Graphics Company Ltd.*	Barbados	Eastman Kodak Company	4	4	100%	65%	No. 6- 2.6 shares
Kodak Realty, Inc.	New York	Eastman Kodak Company	100	100	100%	100%	No. 3- 100 shares
Kodak, S.A.*	Spain	Eastman Kodak Company	284,759	284,760	99.99%	65%	No. 1- 19,508 shares No. 3- 165,587 shares
Kodak S.p.A.*	Italy	Eastman Kodak Company	72,998,639	73,000,000	99.998%	65%	No. 7- 47,450,000
Kodak Venezuela, S.A.*	Venezuela	Eastman Kodak Company	16,830	16,830	100%	65%	No. 13- 10,940 shares
Laser-Pacific Media Corporation	Delaware	Eastman Kodak Company	1,110	1,110	100%	100%	No. 1- 1,000 shares No. 2- 100 shares No. 3- 10 shares
NPEC Inc.	California	Eastman Kodak Company	100	100	100%	100%	No. 2- 100 shares
Pakon, Inc.	Indiana	Eastman Kodak Company	300	300	100%	100%	No. 1- 300 shares
Qualex Inc.	Delaware	Eastman Kodak Company	1,000	1,000	100%	100%	No. C-1- 1,000 shares
Wheeling Insurance Ltd.*	Bermuda	Eastman Kodak Company	120,000	120,000	100%	100%	No. 35- 120,000 shares

* Pledged under New York law only; no local law perfection required.

SCHEDULE I
INVESTMENT PROPERTY

PART II
INITIAL PLEDGED DEBT

Grantor	Debt Issuer	Principal Amount2	Currency
Eastman Kodak Company	Kodak Graphic Communications Canada Co.	$126,205,510.00	USD
Eastman Kodak Company	Kodak Americas, Ltd.	$3,644,231.70	USD
Kodak (Near East), Inc.	Eastman Kodak Company	$16,707,835.50	USD
Kodak Portuguesa Limited	Eastman Kodak Company	$4,757,358.60	USD

2 Amount reflects outstanding principal and accrued interest as of January 31, 2012.  Loan maturities typically roll on a monthly basis

SCHEDULE I
INVESTMENT PROPERTY

PART III
OTHER INVESTMENT PROPERTY

NONE.

SCHEDULE II
DEPOSIT ACCOUNTS

Grantor	Name and Address of Bank	Contact Information
Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]
Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]
Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]
Eastman Kodak Company	Bank of America, 602 Peachtree St. NE 10th Floor, Atlanta, GA 30308	[*]
Eastman Kodak Company	Bank of Colorado−Front Range, 501 Main Street, PO Box 939, CO 80550	[*]
Eastman Kodak Company	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]
Eastman Kodak Company	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]
Eastman Kodak Company	Bank of the West, 1977 Saturn St Montery Park, CA 91755	[*]
Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]
Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]
Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]
Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]
Eastman Kodak Company	Citibank, N.A., 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank, 55 First Street Northwest, Clara City, MN 56222	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	Citizens Alliance Bank -Lake Lillian, 431 Lakeview Street Lake Lillain, MN 56253	[*]	[*]
Eastman Kodak Company	ESL Federal Credit Union, 225 Chestnut Street, Rochester, NY 14604	[*]	[*]
Eastman Kodak Company	J P Morgan Chase, 270 Park Ave., New York, NY 10080	[*]	[*]
Eastman Kodak Company	J P Morgan Chase, 270 Park Ave., New York, NY 10080	[*]	[*]
Eastman Kodak Company	J P Morgan Chase, 270 Park Ave., New York, NY 10080	[*]	[*]
Eastman Kodak Company	Keybank, 303 Broadway, 16th Floor OH−18−30−1603 Cincinnati, OH 45202	[*]	[*]
Eastman Kodak Company	Keybank, 303 Broadway, 16th Floor OH−18−30−1603 Cincinnati, OH 45202	[*]	[*]
Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]
Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]
Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]
Eastman Kodak Company	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*]
Eastman Kodak International Capital Company Inc.	Citibank, N.A, 388 Greenwich Street 23rd Floor, New York, NY 10013	[*]	[*]
FPC Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]	[*] [*]
FPC Inc.	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
FPC Inc.	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Kodak Imaging Network, Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]	[*] [*]
Laser-Pacific Media Corporation	Bank of America, 602 Peachtree Street NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
NPEC Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]	[*] [*]
Laser-Pacific Media Corporation	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]	[*] [*]
Qualex Inc.	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]	[*] [*]
Qualex Inc.	J P Morgan Chase, 270 Park Ave., New York, NY 10081	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]	[*] [*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]
Qualex Inc.	Bank of America, 600 Peachtree St NE 10th Floor, Atlanta, GA 30308	[*]
Qualex Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]
Qualex Inc.	Bank of New York Mellon, 500 Ross Street, Suite 154−1320, Pittsburgh, PA 15262−0001	[*]
Qualex Inc.	Ozark Mountain Bank 1115 James Wpps Road Branson, Mo 65616	[*]
Qualex Inc.	Ozark Mountain Bank 1115 James Wpps Road Branson, Mo 65616	[*]
Qualex Inc.	Ozark Mountain Bank 1115 James Wpps Road Branson, Mo 65616	[*]
Qualex Inc.	Ozark Mountain Bank 1115 James Wpps Road Branson, Mo 65616	[*]
Qualex Inc.	Ozark Mountain Bank 1115 James Wpps Road Branson, Mo 65616	[*]
Qualex Inc.	PNC Bank, Two Tower Center 23rd Floor, E. Brunswick, NJ 08816	[*]
Qualex Inc.	SunTrust Bank 3325 Parkway Pigeon Forge, TN 37863 [*] [*] [*]
Qualex Inc.	SunTrust Bank 3325 Parkway Pigeon Forge, TN 37863 [*] [*] [*]
Qualex Inc.	US Bank 425 Walnut Street Cincinnati, OH 45202 [*] [*] [*]

FOREIGN DEPOSIT ACCOUNTS

Account Name	Account Number	Branch Name
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Dubai
Kodak (Near East), Inc.	[*]	Citibank Intl PLC, Greece Branch
Kodak (Near East), Inc.	[*]	Cairo CB 801
Kodak Americas, Ltd.	[*]	Peru Citibank
Kodak Americas, Ltd.	[*]	Peru Citibank
Kodak Americas, Ltd.	[*]	Peru Citibank
Kodak Americas, Ltd.	[*]	Peru Citibank
Kodak Americas, Ltd.	[*]	Peru Citibank
Kodak Portuguesa Limited	[*]	Citibank Portugal
Kodak Portuguesa Limited	[*]	Citibank Portugal

[*] Certain confidential information contained in this document has been omitted from public filing pursuant to a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted information, which has been identified with the symbol “[*],” has been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the
Securities Exchange Act of 1934, as amended.

SCHEDULE III
RECEIVABLES AND AGREEMENT COLLATERAL

Note Payor	Note Payee	Description of Receivable	Amount	Final Maturity
Image Sensor Tech	Eastman Kodak Company	Escrow for Benefit of Eastman Kodak Company	$8,000,000	May 7, 2013

SCHEDULE IV
INTELLECTUAL PROPERTY

Patents — To be provided separately.

Trademarks — To be provided separately.

Domain Names — To be provided separately.

Trade Names — see table below

Grantor	Jurisdiction of Organization	FEIN	Organizational ID Number	Trade Names	Alternate Names Used During Last Five Years
Eastman Kodak Company	New Jersey	16-0417150	3590801000
Creo Manufacturing America LLC	Wyoming	20-0754412	200400460497
Eastman Kodak International Capital Company, Inc.	Delaware	16-0952341	0675517
Far East Development Ltd.	Delaware	16-1152300	0899514
FPC Inc. (incorporated as Metro Film Products; named changed to FPC Inc. eff 10/19/88)	California	95-3519183	C0957735	Pro-Tek
Kodak (Near East), Inc.	New York	16-6027936	N/A
Kodak Americas, Ltd. (incorporated as Kodak Puerto Rico, Limited; name changed to Kodak Caribbean, Limited eff 12/8/70; changed to Kodak Americas, Ltd. eff 3/31/97)	New York	66-0216256	N/A
Kodak Aviation Leasing LLC	Delaware	06-1585224	3241322
Kodak Imaging Network, Inc. (incorporated as Ofoto, Inc.; name changed to Kodak Imaging Network, Inc. eff 2/25/05)	Delaware	94-3334107	3059736	Kodak Gallery
Kodak Philippines, Ltd.	New York	16-0747862	N/A
Kodak Portuguesa Limited	New York	16-0839171	N/A
Kodak Realty, Inc.
(incorporated as Recordak Sales Corporation; name changed to Eastman Kodak Exposition Company, Ltd. eff 5/24/94; changed to Eastman Kodak Communications, Inc. eff 1/2/95; changed to Kodak Realty, Inc. eff 10/28/03)
	New York	16-0912045	N/A
Laser-Pacific Media Corporation	Delaware	95-3824617	2236415	Laser Edit, Inc. Pacific Video, Inc.
NPEC Inc. (incorporated as 360 North Pastoria Environmental Corporation; name changed to NPEC Inc. eff 10/25/01)	California	16-1375677	C1513754
Pakon, Inc. (incorporated as Pakon Corporation; name changed to Pakon, Inc. eff 8/5/85)	Indiana	35-1643462	198507-375
Qualex Inc. (incorporated as Ektra Photofinishing Corporation; name changed to Qualex Inc. eff 3/29/88)	Delaware	16-1306019	2133251	QLX Photoprocessing QLX Photoprocessing, Inc. QLX Imaging Kodalux Processing Services Event Imaging Solutions

Copyrights

Grantor	Title	Reg. No.	Reg. Date
Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5308424	11/26/03
Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5193278	9/22/00
Eastman Kodak Company	Kodak Pocket Guide to Digital Photography	TX5489187	2/25/02
Eastman Kodak Company	Kodak Pocket Guide to Point−and−Shoot Photography	TX5489184	2/25/02
Eastman Kodak Company	Kodak Pocket Photoguide	TX5489083	2/25/02
Eastman Kodak Company	Everyday Pictures: Because the Best Moments in Life Happen Every Day	TX5439509	11/2/01
Eastman Kodak Company	More Slides — Planning, Producing and Presenting Digital Images	TX3861333	6/14/94
Eastman Kodak Company	Basic Police Photography	RE6000936	12/11/92
Eastman Kodak Company	How to Organize a Camera Club	RE6000933	12/11/92
Eastman Kodak Company	You’re the Director	RE6000928	12/11/92
Eastman Kodak Company	Fifteen Babies	VA533975	9/8/92
Eastman Kodak Company	Fifteen Babies	VA511574	6/22/92
Eastman Kodak Company	How to Take a Good Picture	TX3347758	6/25/92
Eastman Kodak Company	The Joy of Photography	TX3179149	11/5/91
Eastman Kodak Company	Kodak Pocket Reference Guide	RE500134	12/3/90
Eastman Kodak Company	How to Take Good Pictures	TX2792732	4/23/90
Eastman Kodak Company	More Joy of Photography	TX2531314	2/3/89
Eastman Kodak Company	Encyclopedia of Practical Photography	TX253931	4/30/79
Eastman Kodak Company	Encyclopedia of Practical Photography	TX253930	4/30/79
Eastman Kodak Company	Encyclopedia of Practical Photography	TX253929	4/30/79
Eastman Kodak Company	Encyclopedia of Practical Photography	TX228362	12/14/78
Eastman Kodak Company	Encyclopedia of Practical Photography	TX228361	12/14/78
Eastman Kodak Company	Encyclopedia of Practical Photography	TX228360	12/14/78
Eastman Kodak Company	Encyclopedia of Practical Photography	TX228359	12/14/78
Eastman Kodak Company	Encyclopedia of Practical Photography	TX98817	6/30/78

Claims Asserted

Patents with Challenged Claims

•	Re-examination: US5414811A: Re-Examination application number 90/009,590 was filed on October 2, 2009 and is currently pending.

•	Re-issue: US6600510B1: Continuation application 13/182,700 was filed on July 14, 2011 from Re-Issue Application 12/370,098 (now abandoned) and is currently pending.

•	Re-issue: US6222646B1: Re-Issue application number 11/807,348 was filed on May 25, 2007 and is currently pending. A notice of allowance was mailed on September 15, 2011.

•	European Opposition: EP1963445: Opposition began November 13, 2009. Pending.

•	European Opposition: EP1157829: Opposition began May 11, 2007. Pending.

•	European Opposition: EP1545878: Opposition began June 27, 2007. Pending.

•	European Opposition: EP1989058: Opposition began September 30, 2010. Pending.

•	European Opposition: EP1996408: Opposition began March 24, 2010. Pending.

Agreements with a Claim of Breach

Cases	Date Opened	Type of Action	Asserted Patents	Trial Date	Outside Counsel	Opposing Counsel
Kodak v. Kyocera (WDNY) (6:10cv6334)	6/22/2010	Breach of Contract	N/A	Trial date not yet scheduled	Wilmer Hale	Morrison & Foerster
Kodak v. Asia Optical (SDNY) (11-cv-6036)	8/26/2011 (filed)	Breach of Contract	N/A	Trial date not yet scheduled	Wilmer Hale	Dorsey & Whitney LLP
Kodak v. Altek (SDNY) (12-cv-0246)	1/12/2012 (filed)	Breach of Contract	N/A	Trial date not yet scheduled	Wilmer Hale	Unknown

SCHEDULE V
CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational ID number
Eastman Kodak Company	343 State Street Rochester, New York 14650	Corporation	New Jersey	3590801000
Creo Manufacturing America LLC	1821 Logan Avenue, Cheyenne, WY 82001	LLC	Wyoming	200400460497
Eastman Kodak International Capital Company, Inc.	343 State Street Rochester, NY 14650	Corporation	Delaware	0675517
Far East Development Ltd.	343 State Street Rochester, NY 14650	Corporation	Delaware	0899514
FPC Inc.	6677 Santa Monica Blvd. Hollywood, CA 90038	Corporation	California	C0957735
Kodak (Near East), Inc.	343 State Street Rochester, NY 14650	Corporation	New York	N/A
Kodak Americas, Ltd.	343 State Street Rochester, NY 14650	Corporation	New York	N/A
Kodak Aviation Leasing LLC	343 State Street Rochester, NY 14650	LLC	Delaware	3241322
Kodak Imaging Network, Inc.	1480 64th Street Suite 300 Emeryville, CA 94608	Corporation	Delaware	3059736
Kodak Philippines, Ltd.	343 State Street Rochester, NY 14650	Corporation	New York	N/A
Kodak Portuguesa Limited	343 State Street Rochester, NY 14650	Corporation	New York	N/A
Kodak Realty, Inc.	343 State Street Rochester, NY 14650	Corporation	New York	N/A
Laser-Pacific Media Corporation	343 State Street Rochester, NY 14650	Corporation	Delaware	2236415
NPEC Inc.	343 State Street Rochester, NY 14650	Corporation	California	C1513754
Pakon, Inc.	251 E. Ohio Street Suite 1100 Indianapolis, IN 46204	Corporation	Indiana	198507-375
Qualex Inc.	4020 Stirrup Creek Drive, Suite 100, Durham, NC 27703	Corporation	Delaware	2133251

SCHEDULE VI
CHANGES IN NAME, LOCATION, ETC. WITHIN TWELVE MONTHS

PRIOR TO THE DATE OF THE AGREEMENT

Grantor	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational ID Number
Creo Manufacturing America LLC	PRIOR ADDRESS FOR EXECUTIVE OFFICE: 1720 Carey Avenue Cheyenne, WY 82001 NEW ADDRESS FOR EXECUTIVE OFFICE: 1821 Logan Avenue, Cheyenne, WY 82001	LLC	Wyoming	200400460497
Qualex Inc.	PRIOR ADDRESS FOR EXECUTIVE OFFICE: 2040 Stirrup Creek Drive, Suite 100, Durham, NC 27703 NEW ADDRESS FOR EXECUTIVE OFFICE: 4020 Stirrup Creek Drive, Suite 100, Durham, NC 27703	Corporation	Delaware	2133251

SCHEDULE VII
LETTERS OF CREDIT

None.

SCHEDULE VIII
EQUIPMENT LOCATIONS

Grantor	Location
Eastman Kodak Company	Kodak Research Labs, 1999 Lake Avenue, Rochester, NY 14650
Eastman Kodak Company	Eastman Business Park 1964 & 1991 Lake Avenue Rochester, NY 14652
Eastman Kodak Company	Kodak Office 343 State Street Rochester, NY 14650
Eastman Kodak Company	Kodak Colorado 9952 Eastman Park Drive Windsor, CO 80551-1308
Eastman Kodak Company	#1 Litho Plate Drive Windsor, CO 80550
Eastman Kodak Company	3000 Research Blvd Dayton, OH 45420

SCHEDULE IX
INVENTORY LOCATIONS

Grantor	Location
Eastman Kodak Company	Eastman Business Park Rochester, NY 14652
Eastman Kodak Company	2600 Manitou Road Rochester, NY 14624
Eastman Kodak Company	9952 Eastman Park Drive Windsor, CO 80551
Eastman Kodak Company	6100 East Holmes Road Memphis, TN 38141
Eastman Kodak Company	4585 Cargo Drive Columbus, GA 31907
Eastman Kodak Company	3000 Research Blvd Dayton, OH 45420
Eastman Kodak Company	4900 Creekside Parkway Lockbourne, OH 43137
Eastman Kodak Company	127 East Elk Trail Blvd Carol Stream, IL 60188
Eastman Kodak Company	1 Polychrome Park Corporate Ridge Industrial Park Columbus, GA 31907
Eastman Kodak Company	12035 Moya Blvd Reno, NV 89506
Eastman Kodak Company	2225 Cedars Road Lawrenceville, GA 30043

SCHEDULE X

COMMERCIAL TORTS

Case No.	Parties	Venue
ITC-337-TA-703	Eastman Kodak Co. v. Apple Inc., Research In Motion Corp. & Research In Motion Ltd.	International Trade Commission
6:10-cv-6021	Eastman Kodak Co. v. Apple Inc.	U.S. District Court, Western District of New York
6:10-cv-6022	Eastman Kodak Co. v. Apple Inc.	U.S. District Court, Western District of New York
3:08-cv-02075	Research In Motion Corp. & Research In Motion Ltd. v. Eastman Kodak Co. (Counterclaim to DJ)	U.S. District Court, Northern District of Texas
1:10-cv-1079	Kodak v. Shutterfly Inc.	U.S. District Court, District of Delaware
ITC-337-TA-xxx Docket No. 2869 (Investigation not yet instituted)	Eastman Kodak Co. v. Apple Inc., HTC Corp., HTC America, Inc. and Exedea, Inc.	International Trade Commission
6:12-cv-6020	Eastman Kodak Co. v. Apple Inc.	U.S. District Court, Western District of New York
6:12-cv-6021	Eastman Kodak Co. v. HTC Corp., HTC America, Inc. and Exedea, Inc.	U.S. District Court, Western District of New York
6:12-cv-06025	EKC v. FujiFilm Corporation	U.S. District Court, Western District of New York
6:12-cv-6036	Eastman Kodak Co. v. Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Samsung Telecommunications America, LLC	U.S. District Court, Western District of New York

Exhibit A to the

US Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [__________], 20[__], is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Citicorp North America, Inc., as Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), has entered into a Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citicorp North America, Inc., as Agent, and the Lenders party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain US Security Agreement dated January 20, 2012, made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Grant of Security.  In addition to the security interest set forth in the Interim Order (and when applicable, the Final Order), each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto;

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  In addition to the security for the payment of the Secured Obligations to the Secured Parties provided by the Interim Order (and when applicable, the Final Order), the grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest accruing during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings), premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (including monetary obligations incurred during the pendency of the cases, regardless of whether allowed or allowable in such proceedings).  Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents and the Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Recordation.  Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this IP Security Agreement.

SECTION 4.  Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

SECTION 5.  Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.  Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and (to the extent applicable) the Bankruptcy Code.

3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY

By __________________________

Name:

Title:

Address for Notices:

____________________________

____________________________

____________________________

[NAME OF GRANTOR]

By __________________________

Name:

Title:

Address for Notices:

____________________________

____________________________

____________________________

[NAME OF GRANTOR]

By __________________________

Name:

Title:

Address for Notices:

____________________________

____________________________

____________________________

 4

Exhibit B to the

US Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated __________, 20__, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Citicorp North America, Inc., as Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), has entered into a Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citicorp North America, Inc., as Agent, and the Lenders party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain US Security Agreement dated January 20, 2012 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated [__________], 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  In addition to the security interest set forth in the Interim Order (and when applicable, the Final Order), each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto;

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  In addition to the security for payment of the Secured Obligations to the Secured Parties provided by the Interim Order (and when applicable, the Final Order), the grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest accruing during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings), premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (including monetary obligations incurred during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings).

SECTION 3.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 4.  Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5.  Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York and (to the extent applicable) the Bankruptcy Code.

2

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By__________________________

Name:

Title:

Address for Notices:

____________________________

____________________________

____________________________

3

Exhibit C to the

US Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Citicorp North America, Inc., as the Agent for
the Secured Parties referred to in the
Credit Agreement referred to below

[                                          ]
Attn:  [                                ]

Eastman Kodak Company

Ladies and Gentlemen:

Reference is made to (i) the Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Eastman Kodak Company, a New Jersey corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), and Kodak Canada Inc., a corporation organized under the laws of the province of Ontario, Canada, as the Borrowers, the Lenders party thereto, Citicorp North America, Inc., as Agent (together with any successor Agent appointed pursuant to Article VII of the Credit Agreement, the “Agent”), and as administrative agent for the Lenders, and (ii) the US Security Agreement dated January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Agent for the Secured Parties.  Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

SECTION 1.  Grant of Security.  In addition to the security interest set forth in the Interim Order (and when applicable, the Final Order), the undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to its Collateral consisting of the following, in each case, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Security Collateral (including, without limitation, the indebtedness set forth on Schedule A hereto and the securities and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts, Agreement Collateral, Account Collateral (including the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with

4

respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

SECTION 2.  Security for Obligations.  In addition to the security for the payment of the Secured Obligations to the Secured Parties provided by the Interim Order (and when applicable, the Final Order), the grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents and the Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest accruing during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings), premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (including monetary obligations incurred during the pendency of the Cases, regardless of whether allowed or allowable in such proceedings).  Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents and the Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Representations and Warranties.  (a)  The undersigned’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule D hereto.  Within the twelve months preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule E hereto except as set forth in Schedule F hereto.

(b)           All Equipment having a value in excess of $5,000,000 and all Inventory having a value in excess of $5,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.

(c)           The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule I hereto.

(d)           The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4.  Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 5.  Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York and (to the extent applicable) the Bankruptcy Code.3

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By           _______________________________

Title:

Address for notices:

_______________________

_______________________

_______________________

3	If the Additional Grantor is not concurrently executing a guaranty or other Loan Document containing provisions relating to submission to jurisdiction and jury trial waiver, include them here.

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